Exhibit 4.29

Execution Version

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of December 27, 2019 (this “Supplemental Indenture”), among NGL Energy Partners LP, a Delaware limited partnership (the “Company”), NGL Energy Finance Corp., a Delaware corporation (“Finance Corp.,” and, together with the Company, the “Issuers”), each of the Persons listed on Exhibit A to this Supplemental Indenture (each a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”), the other Guarantors (as defined in the Indenture referred to below), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers and certain Subsidiaries of the Company have heretofore executed and delivered to the Trustee an indenture, dated as of April 9, 2019 (the “Indenture”), providing for the issuance by the Issuers of 6.125% Senior Notes due 2026 (the “Notes”);

WHEREAS, the Issuers and certain Subsidiaries of the Company have heretofore executed and delivered to the Trustee the First Supplemental Indenture, dated as of October 31, 2019 (the “First Supplemental Indenture”), pursuant to which certain Subsidiaries of the Company became Guarantors;

WHEREAS, the Original Indenture as amended and supplemented by the First Supplemental Indenture is referred to herein as the “Indenture”;

WHEREAS, the Indenture provides that under certain circumstances, each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      AGREEMENT TO GUARANTEE.  Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.                                      EXECUTION AND DELIVERY.  Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4.                                      NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, partner, employee, incorporator, organizer, manager, unitholder or other owner of Capital Stock (as defined in the Indenture) of a Guaranteeing Subsidiary or agent thereof, as such, shall have any liability for any obligations of the Issuers, the Guarantors, or such Guaranteeing Subsidiary or any other Subsidiary of an Issuer providing a Note Guarantee under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5.                                      NEW YORK LAW TO GOVERN.  THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6.                                      COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of signed copies of this Supplemental Indenture by facsimile transmission or emailed portable document format (pdf) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and such copies may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or portable document format (pdf) shall be deemed to be their original signatures for all purposes other than authentication of Notes by the Trustee.

7.                                      EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.                                      THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Issuers.

(Signature Pages Follow)

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES:

AWR DISPOSAL, LLC
DACO PERMIAN 76, LLC
GGCOF HEP BLOCKER II, LLC
GGCOF HEP BLOCKER, LLC
HEP INTERMEDIATE HOLDCO SUB, LLC
HEP INTERMEDIATE HOLDCO, LLC
HEP OPERATIONS HOLDINGS, LLC
HEP OPERATIONS, LLC
HEP SHALEWATER SOLUTIONS, LLC
HILLSTONE DACO 76, LLC
HILLSTONE DACO PERMIAN, LLC
HILLSTONE ENVIRONMENTAL PARTNERS, LLC
HILLSTONE PERMIAN ADAMS, LLC
HILLSTONE PERMIAN ARTHUR, LLC
HILLSTONE PERMIAN CLEVELAND, LLC
HILLSTONE PERMIAN FORTRESS, LLC
HILLSTONE PERMIAN GARFIELD, LLC
HILLSTONE PERMIAN HAMILTON, LLC
HILLSTONE PERMIAN HARRISON, LLC
HILLSTONE PERMIAN HAYES, LLC,
HILLSTONE PERMIAN KNOX, LLC
HILLSTONE PERMIAN MADISON, LLC
HILLSTONE PERMIAN MCKINLEY, LLC
HILLSTONE PERMIAN MONROE, LLC
HILLSTONE PERMIAN PIPELINE LOVING BR, LLC
HILLSTONE PERMIAN PIPELINE, LLC
HILLSTONE PERMIAN POKER LAKE, LLC
HILLSTONE PERMIAN RATTLESNAKE, LLC
HILLSTONE PERMIAN REAGAN, LLC
HILLSTONE PERMIAN ROOSEVELT, LLC
HILLSTONE PERMIAN SHULTZ, LLC
HILLSTONE PERMIAN ST. LUCIA, LLC
HILLSTONE PERMIAN TAFT, LLC
HILLSTONE PERMIAN WILSON, LLC
LOVING FORTRESS, LLC
RED ROCK MIDSTREAM, LLC
SAND LAKE MIDSTREAM, LLC

By:	/s/ Robert W. Karlovich III
Name: Robert W. Karlovich III
Title: Executive Vice President and Chief Financial Officer

(Signature Page to Second Supplemental Indenture)

ISSUERS:

NGL ENERGY PARTNERS LP

By:	NGL Energy Holdings, LLC,
its general partner

By:	/s/ Robert W. Karlovich III
Name: Robert W. Karlovich III
Title: Executive Vice President and Chief Financial Officer

NGL ENERGY FINANCE CORP.

By:	/s/ Robert W. Karlovich III
Name: Robert W. Karlovich III
Title: Executive Vice President and Chief Financial Officer

(Signature Page to Second Supplemental Indenture)

EXISTING GUARANTORS:

ANTICLINE DISPOSAL, LLC
CENTENNIAL ENERGY, LLC
CENTENNIAL GAS LIQUIDS ULC
CHOYA OPERATING, LLC
GRAND MESA PIPELINE, LLC
NGL CRUDE CUSHING, LLC
NGL CRUDE LOGISTICS, LLC
NGL CRUDE TERMINALS, LLC
NGL CRUDE TRANSPORTATION, LLC
NGL DELAWARE BASIN HOLDINGS, LLC
NGL ENERGY EQUIPMENT LLC
NGL ENERGY HOLDINGS II, LLC
NGL ENERGY LOGISTICS, LLC
NGL ENERGY OPERATING LLC
NGL LIQUIDS, LLC
NGL MARINE, LLC
NGL MILAN INVESTMENTS, LLC
NGL ENERGY OPERATING LLC
NGL SOUTH RANCH, INC.
NGL SUPPLY TERMINAL COMPANY, LLC
NGL SUPPLY WHOLESALE, LLC
NGL WATER PIPELINES, LLC
NGL WATER SOLUTIONS - ORLA SWD, LLC
NGL WATER SOLUTIONS DJ, LLC
NGL WATER SOLUTIONS EAGLE FORD, LLC
NGL WATER SOLUTIONS PERMIAN, LLC
NGL WATER SOLUTIONS, LLC
TRANSMONTAIGNE LLC
TRANSMONTAIGNE SERVICES LLC

By:	/s/ Robert W. Karlovich III
Name: Robert W. Karlovich III
Title: Executive Vice President and Chief Financial Officer

(Signature Page to Second Supplemental Indenture)

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Brian T. Jensen
Name: Brian T. Jensen
Title: Vice President

(Signature Page to Second Supplemental Indenture)

Exhibit A

Guaranteeing Subsidiaries

Name	Jurisdiction and Form of Organization
AWR Disposal, LLC	Delaware limited liability company
Daco Permian 76, LLC	Texas limited liability company
GGCOF HEP Blocker II, LLC	Delaware limited liability company
GGCOF HEP Blocker, LLC	Delaware limited liability company
HEP Intermediate Holdco Sub, LLC	Delaware limited liability company
HEP Intermediate Holdco, LLC	Delaware limited liability company
HEP Operations Holdings, LLC	Delaware limited liability company
HEP Operations, LLC	Delaware limited liability company
HEP Shalewater Solutions, LLC	Delaware limited liability company
Hillstone Daco 76, LLC	Delaware limited liability company
Hillstone Daco Permian, LLC	Delaware limited liability company
Hillstone Environmental Partners, LLC	Delaware limited liability company
Hillstone Permian Adams, LLC	Delaware limited liability company
Hillstone Permian Arthur, LLC	Delaware limited liability company
Hillstone Permian Cleveland, LLC	Delaware limited liability company
Hillstone Permian Fortress, LLC	Texas limited liability company
Hillstone Permian Garfield, LLC	Delaware limited liability company
Hillstone Permian Hamilton, LLC	Delaware limited liability company
Hillstone Permian Harrison, LLC	Delaware limited liability company
Hillstone Permian Hayes, LLC,	Delaware limited liability company
Hillstone Permian Knox, LLC	Delaware limited liability company
Hillstone Permian Madison, LLC	Delaware limited liability company
Hillstone Permian McKinley, LLC	Delaware limited liability company
Hillstone Permian Monroe, LLC	Delaware limited liability company
Hillstone Permian Pipeline Loving BR, LLC	Delaware limited liability company
Hillstone Permian Pipeline, LLC	Delaware limited liability company
Hillstone Permian Poker Lake, LLC	Delaware limited liability company
Hillstone Permian Rattlesnake, LLC	Delaware limited liability company
Hillstone Permian Reagan, LLC	Delaware limited liability company
Hillstone Permian Roosevelt, LLC	Delaware limited liability company
Hillstone Permian Shultz, LLC	Delaware limited liability company
Hillstone Permian St. Lucia, LLC	Delaware limited liability company
Hillstone Permian Taft, LLC	Delaware limited liability company
Hillstone Permian Wilson, LLC	Delaware limited liability company
Loving Fortress, LLC	Texas limited liability company
Red Rock Midstream, LLC	Delaware limited liability company
Sand Lake Midstream, LLC	Delaware limited liability company

Exhibit A - Page 1